As filed with the Securities and Exchange Commission on December 12, 2006

Registration No.

==============================================================================

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENVIRO-TECH INC.

(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	98-0512034 (I.R.S. Employer Identification No.)

#2818- 1 Place Ville Marie, Montreal Quebec, H3B 4R4   Phone (514) 845-0884

(Address and telephone number of principal executive offices)

International Securities Group Ltd.

1530 9th Ave S.E., Calgary, Alberta T2G 0T7  Telephone: (403) 693-8000

(Name, address and telephone numbers of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

JAMES N. BARBER, Attorney at Law

Suite 100, Chase Tower, 50 West Broadway, Salt Lake City, UT 84101

Telephone: (801) 364-6500 Facsimile (801 532-0141

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	1,500,000[1]	$0.05	$75,000.00	$ 8.83
Common Stock, $0.001 par value	4,000,000[2]	$0.05	$200,000.00	$23.54

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)  Represents shares offered by selling shareholders. The registration fee has been calculated pursuant to Rule 457(f)(2) assuming a price of $0.05 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion

Prospectus

Enviro-Tech Inc.

5,500,000 shares of

Common Stock

This is a public offering of up to 5,500,000 shares of common stock of Enviro-Tech Inc., a Nevada corporation (“Enviro-Tech”, the “Company”, “we”, “our” or “us”) at a price of $0.05 per share.  We will offer and sell a total of up to 1,500,000 shares on a “best efforts” basis directly through our officers and directors who will not receive any commissions or remuneration for selling the shares.  Individual investors are not required to purchase any specified minimum number of shares.  There is no minimum total number of shares which must be sold and no arrangement to place any of the proceeds of the offering in escrow.   This portion of the offering will terminate upon the earlier of (i) October 31, 2007 (ii) the date on which all 1,500,000 shares have been sold, or (iii) the date on which we elect to terminate the offering.  The shares will not be offered through an underwriter. Net proceeds from sale of shares will be immediately available to the Company.

 A total of up to 4,000,000 shares will be offered and sold by the selling shareholders identified in this Prospectus.  The selling shareholders will determine when they will sell their shares.  The Company will not receive any proceeds from the sale of the shares offered and sold by selling shareholders.  Selling shareholders will sell their shares at $0.05 per share until the Company’s shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

Following the registration statement on Form SB-2 in which this Prospectus is included becoming effective, we intend to have a market maker apply for approval of our common stock for quotation on the Over-the Counter / Bulletin Board quotation system. No assurance can be made however that we will be able to locate a market maker to submit such application or that such application will be approved.

There is currently no trading market for our securities.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 7 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The Offering:

5,500,000 shares Offered	Price Per Share	Total
Public Price	$0.05	$275,000
Underwriting Discounts and Commissions	- 0 -	$ 0
Total	$0.05	$275,000

The date of this Prospectus is December

, 2006.

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Item 3.   Prospectus Summary and Risk Factors

Prospective investors are urged to read this prospectus in its entirety.

This summary highlights selected information from elsewhere in this Prospectus.  It is not complete and may not contain all of the information that is important to you.  To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this Prospectus.

The Company

We were incorporated on July 9, 2004, under the laws of the State of Nevada.  Our original business plan was to undertake a project in bio-technology, however we were unsuccessful in completing an agreement for the project.  Our management determined to seek opportunities for mineral exploration in late 2005 and finalized the agreement for the Denain property in August, 2006.  Our principal offices are located at 2818-1 Place Ville Marie, Montreal, Quebec.  Our telephone number is (514) 845-0084.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the Denain property located in the Abitibi greenstone belt in Northwestern Quebec, Canada. We acquired a 15% interest in the property by way of an agreement with Texas T Minerals Inc. executed on August 2, 2006 in exchange for the payment of $1,000 and 25,000 common shares of the Company.  The Denain property consists of 23 contiguous mining claims for a total of 368 hectares.  Two of the existing claims have an application with the MNRF to convert two of the claims into a mining lease.   In September 2006, we retained, in cooperation with the other 85% interest holder in the property, an independent geologist to prepare a technical report on the property which is appended as an exhibit to this Prospectus.

Our objective is to work with the other 85% interest holder in the property to undertake the work program in three phases as recommended in the technical report provided by the independent geologist.  The exploration program will include diamond drilling on the main zone of the property, a mapping and sampling program and surface diamond drilling to test an exposed zone on the north zone of the property and a geophysical survey and drilling of any targets generated by the geophysical survey on the copper zones of the property in order to assess whether the property possesses economic reserves of gold and copper.  There are five known copper-gold showings on the Denain property.  Our proposed exploration program is designed to search for an economic mineral deposit.  We intend to undertake only the surface diamond drilling of the western extension of Main Zone from the funds raised under this Prospectus.    The total cost of that program is $299,590 ($321,250CDN) and we will be responsible for 15% of the funds for the program which is $44,938  ($48,188CDN).  The 85% working interest holder, Ressources Autanabi Inc. (“Autanabi”) is undertaking an offering on the Canadian Stock Exchange to raise the funds for this drilling program.  Should Autanabi be unsuccessful in raising their portion of the funds required we will not be able to undertake the drilling program until such time as they do raise the funds or we raise additional capital and negotiate an agreement with Autanabi for providing the funds for drilling.  There can be no assurance that we will be able to raise the funds under this Prospectus or that we will be able to raise additional funds should Autanabi not raise their portion of the drilling program.  If we do raise the funds there can be no assurance that we will be able to negotiate an agreement with Autanabi which would be satisfactory to the Company for providing the additional working capital for drilling.

We are a development stage company.  We have not had any revenues, we have limited operations and we have few assets.  Currently, we have no expectation of revenues and any revenues will be dependent on finding an economic mineral deposit and bringing it to production which could take several years.

Since incorporation, we have not made any significant purchases or sale of assets, except for the acquisition of a 15% working interest in the Denain property located in Quebec, Canada.  We have not been involved in any mergers or consolidations.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

Summary Financial Information

Summary Financial Information for the fiscal years ending December 31, 2004 and 2005 and the nine month periods ending September 31, 2005 and 2006.

All of the information in this prospectus has been stated in USD unless otherwise indicated.

	December 31, 2004(1) $	December 31, 2005(2) $	September 30 2005(3) $	September 30, 2006(4) $
Current Assets	44,938	12,932	25,476	8,749
Current Liabilities	0	0	0	4,000
Shareholders’ Equity	44,938	12,932	25,476	5,774
Revenue	0	0	0	0
Net Income (Loss)	(11,062)	(32,006)	(19,462)	(17,183)

We have acquired a small 15% interest in a mineral exploration property, known as the Denain Property.  We are currently without revenue.  Our Company has no employees at the present time.  As at December 31, 2005, our shareholders’ equity was $12,932 and as at September 30, 2006, our shareholders equity was $5,774.  We anticipate that we will expend the funds we have raised for operations and that we will sustain net losses in the foreseeable future.

The Offering

Common Stock offered by the Company	We are offering a total of up to 1,500,000 shares at a price of $0.05 per share.
Common Stock offered by selling shareholders	Up to 4,000,000 shares are being offered by the selling shareholders named in this Prospectus. The selling shareholders will determine when they will sell their shares.
Common Stock Outstanding

As of the date of this Prospectus we have a total of 6,627,000 shares of common stock issued and outstanding.  In the event all shares the Company is offering are sold, we will have a total of 8,127,000 shares issued and outstanding following completion of this offering.

No Trading Market	Our common stock is not listed on any securities exchange, and there is currently no public trading market for our shares.

Risk Factors

An investment in our common stock involves a high degree of risk. The following is a discussion of all of the material risks relating to the offering and our business.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete all intended exploration of the Denain property, and therefore we will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Denain property.  We do not have sufficient funds to conduct our portion of the recommended phase  one exploration program on the claim, which is estimated to cost $43,266 ($48,188 CDN) for our portion of the program. We will also need to raise additional funds to complete the second and third phases of the program, which is estimated in total to cost $63,839 ($71,100CDN).  Even after completing these phases of exploration, we may not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required.

We are dependent on the other company holding an 85% interest in the Denain Property to raise funds for the exploration of the property.

The total cost of the phase one program is $288,443($321,250CDN) and we will be responsible for 15% of the funds for the program which is $43,266 ($48,188)CDN.  The 85% working interest holder, Ressources Autanabi Inc. (“Autanabi”) is undertaking an offering on the Canadian Stock Exchange to raise the funds for this drilling program.  Should Autanabi be unsuccessful in raising their portion of the funds required we will not be able to undertake the drilling program until such time as they do raise the funds or we raise additional capital and negotiate an agreement with Autanabi for providing the funds for drilling.  There can be no assurance that we will be able to raise the funds under this Prospectus or that we will be able to raise additional funds should Autanabi not raise their portion of the drilling program.  If we do raise the funds there can be no assurance that we will be able to negotiate an agreement with Autanabi which would be satisfactory to the Company for providing the additional working capital for drilling.

 Because we have not commenced business operations, we face a high risk of business failure.

We have not yet commenced exploration on the Denain property except for the preparation of a technical report. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on July 9, 2004 and to date have been involved primarily in organizational activities and the acquisition of 15% interest in the Denain property.  We have not earned any revenues as of the date of this Prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Denain Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mining properties, there is a substantial risk that our business will fail.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of gold is extremely remote.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  In all probability, the Denain property will not contain any reserves that would be economic for production and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profit in the future.

The report of our independent accountant on our audited financial statements for the year ended December 31, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages, which could hurt our financial position and possibly result in the failure of our business.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of precious metals on the Denain property, we may not be able to successfully commence commercial production.

If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the Denain property into commercial production.  We may not be able to obtain such financing.

Because our directors own 58.47% of our outstanding common stock, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our directors own approximately 58.47% of the outstanding shares of our common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our directors intend to devote only a portion of their business time providing services to us.  While they presently possesses adequate time to attend to our interests, it is possible that the demands on their time from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

Because our directors have no technical experience in mineral exploration, our business has a higher risk of failure.

Although one of our directors has experience in managing a mineral exploration company, neither of our directors have technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.  Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

If a market for our common stock does not develop, shareholders may be unable to sell their shares and will incur losses as a result.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this Prospectus forms a part.  Our shares may never trade on the bulletin board.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A purchaser is purchasing penny stock which limits his or her ability to sell the stock.

The shares offered by this Prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this Prospectus.

Item 4. Use of Proceeds

We will not receive any of the proceeds from the 4,000,000 shares being offered by the selling shareholders.  If we sell the maximum of 1,500,000 shares we are offering, we will receive proceeds of $75,000 before deduction of costs associated with this offering.  This offering has no minimum.  We have no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

The following table indicates how we intend to use these proceeds of this offering:

Proceeds from Sale of Common Stock	$75,000
Expenses Costs of the Offering Exploration Costs Working Capital	25,000 43,266 6,734
Total	$75,000

The following table provides information regarding our intended allocation of the proceeds of this offering plus existing working capital which the Company has in the amount of $8,749 as at the date of this registration statement, assuming various percentages of the total shares we are offering are sold and also assuming we do not pay broker/dealer commissions to sell the shares.

Expenditure Item	25%	50%	75%	100%
	$	$	$	$
Funds Raised Under Offering	18,750	37,500	56,250	75,000
Existing Working Capital as at the date of this registration statement	8,749	8,749	8,749	8,749
Total Available Funds	27,499	46,249	64,999	83,749
Less: Exploration expenses	0	0	0	43,266
Costs of Offering	25,000	25,000	25,000	25,000
Working Capital	2,499	21,249	39,999	15,483

If only 25% of the offering is sold, we would only raise a total of $18,750 and not be able to continue with our development plans. We have sufficient funds to pay the costs of the offering with our existing working capital of $8,749 as of October 13, 2006 and we would be left with limited working capital of $2,499.

In the event that only 50% of the offering amount is raised, we would not be able to continue with our development plans.  We would only have sufficient funds to pay the costs of the offering and to have $21,249 in working capital.

If 75% of the total offering amount is raised, we would not be able to continue with our development plans.   We would only have sufficient funds to pay the costs of the offering and to have $39,999 in working capital.

If 100% of the total offering amount is raised, we would be able to fund our Phase 1 exploration and would have working capital of $15,483.

If we do not raise any funds under this offering then we will have the additional expenses of $25,000 for the costs of this offering which will be additional debt and we would not have sufficient cash on hand to fund a deficit of $16,251 after applying our existing working capital of $8,749.  We may not be able to raise the funds to cover this deficit.

Item 5. Determination of Offering Price

There is no established market for our stock. The offering price for shares sold pursuant to this offering is set at $0.05.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions or any other recognized criteria.

Item 6. Dilution

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing shareholders is lower than the offering price offered to new investors.

Enviro-Tech is offering shares of its common stock for $0.05 per share through this offering.

As at October 31, 2006 the net tangible book value of Enviro-Tech was $0.0013 per share including our working capital of $8,749 as of October 31, 2006.  If Enviro-Tech is successful in selling all of the offered shares at the public offering price, the pro forma net tangible book value of Enviro-Tech would be $58,749 or approximately $ 0.0075 per share, which would represent an immediate increase of $0.0059 in net tangible book value per share and $0.0425 or 85.04% per share dilution to new investors, assuming all the shares are sold at the offering price of $0.05 per share.

Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% of the offering is sold.

	25%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	0.0013	0.0013	0.0013	0.0013
Net Tangible Book Value Per Share After Stock Sale	0.0004	0.0029	0.0052	0.0072
Increase (Decrease) in Net Book Value Per Share Due to Stock Sale	(0.0009)	0.0016	0.0039	0.0059
Amend to adjust offering price	0.0496	0.0471	0.0448	0.0428

Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public (1)

Net tangible book value per Share before Offering (2)

Increase Attributable to purchase of Stock by New Investors (5)

Net tangible book value per Share after Offering  (3), (4)

Immediate Dilution to New Investors (6)

Percent Immediate Dilution to New Investors (7)

$ 0.05 $ 0.0013 $0.0059 $ 0.0072 $ 0.0428 85.6%

(1)

Offering price per equivalent common share.

(2)

The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into the net tangible book value of Enviro-Tech.

(3)

The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to Enviro-Tech from the current offering less the offering costs of $25,000.

(4)

 The net tangible book value per share after the offering is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value after the offering as determined in Note 3.

(5)

The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.

(6)

The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value.

(7)

The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

These two paragraphs compare the differences of your investment in our shares with the share investment of our existing shareholders, including the officers and directors of Enviro-Tech.  The existing shareholders have purchased a total of 6,627,000 shares for an aggregate amount of $71,025, or an average cost of $0.011 per share.  Your investment in our shares will cost you $0.05 per share.  In the event that this offering is fully subscribed the book value of the stock held by the existing shareholders will decrease by $0.0038 per share, while your investment will decrease by $0.0428 per share.

If this offering is fully subscribed, the total capital contributed by new investors will be $75,000.00.  The percentage of capital contribution will then be 48.6% for the existing shareholders and 51.4% for the new investors.  The existing shareholders will then hold, as a percentage, 81.5% of the issued and outstanding shares of Enviro-Tech, while the new investors will hold, as a percentage, 18.5%.

Item 7. Selling Security Holders

This prospectus relates in part, to the offer and sale of 4,000,000 shares of our common stock by the selling stockholders identified in this Prospectus at a price of $0.05 per share.  The selling stockholders will determine when they will sell their shares.  None of the selling shareholders is an affiliate of a broker/dealer.  The following table sets forth information concerning the selling shareholders including, (i) the number of shares owned by each selling shareholder prior to this Offering; (ii) the total number of shares that are to be offered for each selling shareholder; (iii) the total number of shares of common stock that will be owned by each selling shareholder upon completion of the Offering, and (iv) the percentage of common stock that will be owned by each selling shareholder upon completion of the Offering if all of the offered shares are sold by the selling shareholders and the Company.

Name of Selling Shareholder	Shares owned prior to this Offering	Shares to be offered pursuant to this Offering	Total number of shares owned upon completion of this Offering	Percentage owned by each selling shareholder upon completion of this Offering*
Richard St. Julien	2,875,000	2,000,000	875,000	10.77%
9090-9417 Quebec Inc(1)	1,125,000	500,000	625,000	7.69%
Ultimate Real Estate Development Corp(2)	200,000	200,000	0	0
Adventure Overseas Holdings(3)	800,000	800,000	0	0
Marvin Koch	500,000	500,000	0	0

*  Assuming the sale of 1,500,000 shares by the Company under this offering to be undertaken by the Company

(1) 9090-9417 Quebec Inc. is a company incorporated pursuant to the laws of the Province of Quebec, Canada and is controlled by Daniel Julien.

(2)  Adventure Overseas Holdings Inc. is a company incorporated pursuant to the laws of Belize, Central America and is controlled by Mark Hulse, who is the sole officer and director.

(3)  Ultimate Real Estate Development Corp. is a company incorporated pursuant to the laws of the State of Nevada and is controlled by Daniel Julien who is the sole officer and director.

Item 8. Plan of Distribution

This Prospectus relates in part to shares we are offering for sale on a “self-underwritten” basis, and in part to shares being offered for resale by the selling shareholders named herein.  The plan of distribution for the shares we are offering is different than the plan of distribution for the shares being offered for resale by the selling shareholders.

Offering by the Company:

Upon effectiveness of the registration statement, of which this Prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best–efforts basis.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. The officers and directors of Enviro-Tech, Mr. Richard St. Julien and Ms. Andrea Elgueta will sell securities on behalf of Enviro-Tech in this offering.  Enviro-Tech’s officers and directors intend to personally contact their friends, family members and business acquaintances in attempting to sell the shares offered hereunder.  Enviro-Tech will not be conducting a mass-mailing in connection with this offering, nor will it use the Internet to conduct this offering. Enviro-Tech may employ the services of an agent or intermediary to introduce Enviro-Tech to prospective subscribers to the Offering. In such event, Enviro-Tech is prepared to pay commissions or finder’s fees of up to 10% of the proceeds from the Offering.   In the event that Enviro-Tech does employ the services of an agent or intermediary, and such agent or intermediary is acting as an underwriter, Enviro-Tech will file a post effective amendment to name such underwriter, disclose the material terms of the underwriting, disclose the material terms of such underwriting agreement and file such as an exhibit.

Mr. St. Julien and Ms. Elegueta are not subject to a statutory disqualification as such term is defined in Section 3 (a)(39) of the Securities Exchange Act of 1934.  They will rely on Rule 3a4-1 to sell Enviro-Tech’s securities without registering as broker-dealers.  They are serving as officers and directors and primarily perform substantial duties for or on behalf of Enviro-Tech otherwise than in connection with transactions in securities and will continue to do so at the end of the offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months.  Our officers and directors will not receive commissions or other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities.

We plan to offer our shares to the public, at a price of $0.05 per share, with no minimum amount to be sold.  The officers, directors and existing shareholders and affiliates will not purchase any shares under this offering.  We will keep the offering open until we sell all of the shares registered, October 31, 2007, or until we elect to terminate the offering which ever occurs first.  There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.  All subscription checks will be made payable to Enviro-Tech Inc. or as Enviro-Tech may otherwise direct. Upon Enviro-Tech’s acceptance of an investor’s signed subscription agreement and bank clearance of the funds from each investor’s subscription check, each investor will become a shareholder in Enviro-Tech and receive a share certificate for the number of shares subscribed for.

 St. Julien and Elgueta may have a conflict of interest in regard to their distribution of the Company’s shares pursuant to this offering of shares by the Company due to the fact that they are also offering shares for sale under this Prospectus.  While we believe that they will attempt to sell the Company’s shares to their friends, family members and business associates on behalf of the Company piror to offering their shares for sale, we cannot be assured they will have not a conflict arising out of their desire to contemporaneously sell their own shares.

Resales by Selling Shareholders

The plan of distribution for the shares being offered for sale by the selling shareholders is that they may sell their shares of common stock either directly or through a broker-dealer.

Broker-dealers may charge commissions to both selling shareholders selling common stock and purchasers buying shares sold by a selling shareholder.  Neither we nor the selling shareholders can presently estimate the amount of such compensation.  We know of no existing arrangements between the selling shareholders and any other stockholder, broker, dealer, underwriter or agent

Item 9. Legal Proceedings

Enviro-Tech Inc. is not a party to any pending legal proceedings, nor is the Company aware of any governmental authority contemplating any legal proceeding against it.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Andrea Elgueta, President, Member of the Board of Directors, age 31

Ms. Elqueta has served as Enviro-Tech’s President and a member of Enviro-Tech’s Board of Directors since July 9, 2004.  The term of her office is for one year and is renewable on an annual basis.   From July 2002 to present, Ms. Elgueta has been  employed by  Richard St. Julien as a legal assistant and consultant on various international projects.   From August 2000 to July 2002, Ms. Elgueta was employed by Sogecap Inc. as an assistant and Secretary where she undertook various functions.  Ms. Elgueta has  a Bachelor of Arts Administration degree from the University of Quebec.

Ms. Elgueta is currently devoting approximately 10 hours a week of her time to Enviro-Tech.  She is prepared to spend up to 20 hours a week of her time upon commencement of our operations.

Ms. Elgueta is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Mr. Richard St. Julien, Secretary-Treasurer, Member of the Board of Directors, age 37

Mr. St. Julien joined the Board of Directors and was named the Corporation's Secretary on February 1, 2006.  The term of his office is for one year and is renewable on an annual basis.  Mr. St. Julien has a Bachelor of Law degree from the University of Ottawa. He practices Commercial and International Law since 1992. He has been a practicing attorney since that time and is involved in numerous business ventures as entrepreneur. He resides in Montreal and specializes in International Business Law and Canadian securities law with strategic partners in Western Canada and the USA.  Mr. St. Julien was the Secretary and a member of the Board of Directors of Terra Nostra Resources Corp. and a member of the Board of Directors of Vectoria Inc., an internet telephony services Corporation.

Mr. St. Julien does not  currently devote any time to Enviro-Tech.  He is prepared to spend up to 10 hours a week of his time upon commencement of our operations.

Mr. St. Julien is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Enviro-Tech owning 5% or more of the common stock, and shares owned by Enviro-Tech’s directors and officers as of October 31, 2006:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Andrea Elgueta 4497, rue Plinguet St Leonard, Quebec H1R 3K3	1,000,000 shares held directly	15.09%

Common	Richard St. Julien #1 Place Ville Marie, Suite 2818 Montreal, Quebec	2,875,000 shares held directly	43.38%
Common	Directors and officers as a group of two (2)	3,875,000	58.47%
Common	Daniel Julien	1,325,000 shares held indirectly[2]	19.99%

 The percentage of class is based on the total number of shares outstanding of 6,627,000.

2Mr. Julien holds 1,125,000 shares in the name of 9090-9417 Quebec Inc. and 200,000 common shares in the name of Ultimate Real Estate Development Corp., companies of which Mr. Julien is the beneficial owner and sole shareholder.

Item 12. Description of Securities

Common Stock

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock with $0.001 par value.  We are not authorized to issue any series or shares of preferred stock. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the shareholders for their vote.  Cumulative voting for the election of directors is not permitted by the By-Laws of Enviro-Tech.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Enviro-Tech, holders are entitled to receive, ratably, the net assets of the Company available to shareholders after distribution is made to the preferred shareholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of Enviro-Tech’s common stock are issued, the relative interest of then existing shareholders may be diluted.

Item 13. Interest of Named Experts and Counsel

Enviro-Tech has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in Enviro-Tech, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of Enviro-Tech.

Child, Van Wagoner & Bradshaw, PLLC, of Salt Lake City, Utah, has audited our financial statements for the period ended December 31, 2004 and 2005 and presented its audit report dated October 23, 2006 regarding such audit which is included with this prospectus with Child, Van Wagoner & Bradshaw, PLLC’s consent as experts in accounting and auditing.

James N. Barber has issued an opinion on the validity of the shares offered by this prospectus, which has been filed as an Exhibit to this prospectus with James Barber’s consent.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

The Nevada General Corporation Law requires Enviro-Tech to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company and such indemnification is authorized by the shareholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Section 10 of Enviro-Tech Inc.’s  bylaws,  Enviro-Tech is authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the Company pursuant to the foregoing provisions, Enviro-Tech has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

We were incorporated on July 9, 2004 under the laws of the state of Nevada.  On that date, Andrea Elgueta  was appointed as our sole director.  As well, Ms. Elgueta was appointed as our President, Treasurer, Secretary and Chief Executive Officer.  On February 1, 2006 Ms. Elgueta resigned as Secretary and Mr. Richard St. Julien was appointed to the Board of Directors and as Secretary of the Company.

Item 16. Description of Business

Business Development

In General

Below is a description of the Property and our planned operations.   For a complete viewing of the technical report on the Property, please refer to the Technical Report appended to this Prospectus.

We intend to commence operations as an exploration stage company. We will be engaged in the exploration of our sole mineral property with a view to exploiting any mineral deposits we discover.  We have acquired a 15% interest in a mineral exploration property known as the Denain property.  To date, we have completed the following:

a)  Acquired a 15% interest in the Denain property from Grandcru Resources Ltd. at a cost of $1,000 plus 25,000 restricted shares of the Company;

b)  Retained the services of Mr. Martin Bourgoin, P.Geo. to prepare a technical report on the Denain property and the area in general, which technical report has been completed at a cost of $680 US.

We intend to focus our exploration program on the Denain property and to undertake our initial exploration on the property by undertaking surface diamond drilling which we have called Phase 1 based on our technical report.  Our ability to commence the exploration program on Phase 1 is dependent on the 85% interest holder completing their financing, which they advise is presently being finalized so that we can fund this program.  There can be no assurance that the 85% interest holder will raise the funds required to fund their portion of the exploration program or that we will raise the funds required under this prospectus to fund our portion of the exploration program.

There is no assurance that a commercially viable mineral deposit exists on the Denain property.  We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases.  Our geologist, based on the results from the most recent phase of technical and area review, recommends the exploration work.  We have not yet commenced any of the recommended exploration on the Denain property.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.  Our directors will make this decision based upon the recommendations of the independent geologist who oversees the programs and records the results.

Our plan of operation is to conduct exploration work on the Denain property in order to ascertain whether it possesses economic quantities of gold and copper.  There can be no assurance that an economic mineral deposit exists on the Denain property until appropriate exploration work is completed.

Even if we complete our proposed Phase 1 exploration program we may need to complete the continuing exploration recommended as Phase 2 and Phase 3 on the Denain property and  even if we are successful in identifying a mineral deposit, we will have to spend substantial funds before we will be able to commercialize any  mineral deposit.

Description and Location

The Denain property is located in the Denain township, SNRC 31 N/14; UTM coordinates 5 316 000mN, 340 000mE (Nad 83 Zone 18), on the southern shore of Matchi Manitou Lake. The property consists of 23 contiguous mining property for a total of 368 ha. It is to be noted that Rocmec has made application with the MRNF to convert two of the claims into a mining lease. At the time of writing of this report, Rocmec’s application was still pending. For this reason, the claims are listed as suspended.

The property is readily accessible from an all-weather road and is located near the past-producing Chimo gold mine. The property covers several gold and copper showings in felsic volcanic stratigraphy that are favorable for the occurrence of structurally-controlled gold-copper deposits.

Accessibility, Climate, Local Resources and Infrastructure

Situated approximately 60 kilometers east of the city of Val-d’Or in northwestern Quebec, the Denain Project is located near the southeast margin of the prolific Abitibi Greenstone Belt.

The property is readily accessible from an all-weather road and is located 12 km east of the past-producing Chimo gold mine which operated for nearly 15 years and produced in excess of 345 000 ounces of gold. The property covers several gold and copper showings in felsic volcanic stratigraphy that is favorable for the occurrence of structurally-controlled gold-copper deposits.

After having acquired the property in July 2003, the last project operator, Rocmec Mining Inc., completed rehabilitation work to the secondary access road, and the Main Gold Zone can now be reached by conventional vehicles.

The property is characterized by rolling outcrop and sand-gravel laden hills. It is largely devoid of the swampy terrain which is typical of the flatter portions of the Abitibi. The low lying areas are largely underlain by sandy to silty glacial cover. This terrain is ideal with regard to future exploration activities involving heavy equipment, which could be carried out year round, if required.

Although no lakes or major streams are found on the property, water is abundant and readily available from a small lake which lies off the western boundary, from a large lake (Matchi Manitou) which lies on the eastern boundary, or from a large stream southeast flowing stream which cuts through its southwest corner.

The property has not been legally surveyed but its boundaries are defined by UTM coordinates.

Title to the Denain claims

 A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals.  Title to the Denain claims is registered as identified below:

The claims presently being transferred to Rocmec are being transferred as to 15% to Texas T Minerals Inc.

TYPE	Claim N°	RENEWAL PERIOD	WORK CREDITS	$ RENT	WORK REQUIRED	AREA (Ha)	STATUS	EXPIRATION DATE	REGISTERED OWNER
CL	3738751	July-24-2005	175 751,25 $	24 $	1 000 $	16,00	SUSPENDED	September-22-2005	(18478) Ressources Mirabel Inc 100pct
CL	5144390	April-14-2007	- $	24 $	750$	16,00	ACTIVE	June-13-2007	(18478) Ressources Mirabel Inc 85pct (21038) Texas T Minerals Inc 15pct
CL	5144391	April-14-2007	- $	24 $	750 $	16,00	ACTIVE	June-13-2007	(18478) Ressources Mirabel Inc 85pct (21038) Texas T Minerals Inc 15pct
CL	5144392	April-14-2007	- $	24 $	750$	16,00	ACTIVE	June-13-2007	(18478) Ressources Mirabel Inc 85pct (21038) Texas T Minerals Inc 15pct
CL	5144393	April-14-2007	329,58 $	24 $	750$	16,00	ACTIVE	June-13-2007	(18478) Ressources Mirabel Inc 85pct (21038) Texas T Minerals Inc 15pct
CL	5144394	April-14-2007	1 070,80 $	24 $	750$	16,00	ACTIVE	June-13-2007	(18478) Ressources Mirabel Inc 85pct (21038) Texas T Minerals Inc 15pct
CL	5144395	April-14-2007	- $	24 $	750$	16,00	ACTIVE	June-13-2007	(18478) Ressources Mirabel Inc 85pct (21038) Texas T Minerals Inc 15pct
CL	5144396	April-14-2007	- $	24 $	750$	16,00	ACTIVE	June-13-2007	(18478) Ressources Mirabel Inc 85pct (21038) Texas T Minerals Inc 15pct
CL	5144397	April-14-2007	7 552,41 $	24 $	750$	16,00	ACTIVE	June-13-2007	(18478) Ressources Mirabel Inc 85pct (21038) Texas T Minerals Inc 15pct
CL	5144398	April-14-2007	329,59 $	24 $	750$	16,00	ACTIVE	June-13-2007	(18478) Ressources Mirabel Inc 85pct (21038) Texas T Minerals Inc 15pct
CL	5144399	April-14-2007	- $	24 $	750$	16,00	ACTIVE	June-13-2007	(18478) Ressources Mirabel Inc 85pct (21038) Texas T Minerals Inc 15pct
10 claims				240 $	7 500 $

CL	5074707	March-12-08	203 957,64 $	24 $	1 000 $	16,00	SUSPENDED	May-11-2008	(18478) Ressources Mirabel Inc 100pct
Claims in transfer from Lavallée to Rocmec*
CDC	5272466	March-04-08	- $	24 $	500 $	16,00	ACTIVE	May-3-2008	Being Transferred to Rocmec
CDC	5272467	March-04-08	- $	24 $	500 $	16,00	ACTIVE	May-3-2008	Being Transferred to Rocmec
CDC	5272468	March-04-08	- $	24 $	500 $	16,00	ACTIVE	May-3-2008	Being Transferred to Rocmec
CDC	5272469	March-04-08	- $	24 $	500 $	16,00	ACTIVE	May-3-2008	Being Transferred to Rocmec
CDC	5272470	March-04-08	- $	24 $	500 $	16,00	ACTIVE	May-3-2008	Being Transferred to Rocmec
CDC	5272471	March-04-08	- $	24 $	500 $	16,00	ACTIVE	May-3-2008	Being Transferred to Rocmec
CDC	5272473	March-04-08	- $	24 $	500 $	16,00	ACTIVE	May-3-2008	Being Transferred to Rocmec
CDC	5272823	June-30-08	- $	24 $	500 $	16,00	ACTIVE	August-29-2008	Being Transferred to Rocmec
CDC	5272824	June-30-08	- $	24 $	500 $	16,00	ACTIVE	August-29-2008	Being Transferred to Rocmec
CDC	5272825	June-30-08	- $	24 $	500 $	16,00	ACTIVE	August-29-2008	Being Transferred to Rocmec
CDC	5272826	June-30-08	- $	24 $	500 $	16,00	ACTIVE	August-29-2008	Being Transferred to Rocmec
* These claims are being transferred to Rocmec who has executed a document of transfer for the 15% interest to Texas T Minerals Inc.

History

The earliest documented exploration work in Denain Township by mining exploration companies’ dates back to the mid 1950’s, and since that time some 77 holes totalling approximately 25,000 feet have been drilled on the property.  Prospectors found the first copper and gold showings in the area in the 1930’s working along the sores of Lake Matchi-Manitou but it was not until an aeromagnetic survey was flown over the area by the Geological Survey of Canada in 1948, that the area received the serious attention of prospectors and mining companies.  The North and Main Gold Zones as well as the South Copper Zone were found by prospectors working for Burrex Mines Ltd., Americ Mines Ltd., Harrison Minerals Ltd and Alsab Mines Ltd and these companies carried out some of the initial diamond drilling and survey work on the property.  The South Copper Zone seems to have been the top priority target at that time, but no economic reserves were defined.  Further details are provided in Table 1.

There is little documented exploration work on the property through the 1960’s and 70’s except for some regional mapping by the Quebec Dept. of Natural Resources (M. Germain, 1972).  In 1980, the property was acquired by Lynx Canada Exploration who carried out an integrated exploration program until 1983 focussed on the gold potential of the property cam under the control of Venpar Resources Ltd. except for the five claims to the west, now owned by Mined Vauquelin Ltee.  Venpar carried out a detailed evaluation of the Main Gold Zone in 1984, including extraction of a 553 ton bulk sample but apparently poor blasting control resulted in excessive dilution of the vein material as the recovered grades were only 0.07 oz Au/ton compared to sampling grades in excess of 0.40 oz Au/ton.

Year	Company	Work Done/Significant Results
1955-56	Burrex Mines Ltd	Prospecting, Mapping, Trenching S.P. survey, Found Cu showings.
1956-57	Americ Mines Ltd	Prospecting, EM, Mag surveys.
1956-59	Harrison Minerals Ltd	Diamond drilling 13 holes, 5031 ft, tested South Copper Zone, Found gold zone.
1959-61	Alsab Mines Ltd	Mapping, Mag, S.P. surveys, Trenching, 16 holes/5613 ft Tested S. Copper zone at depth both gold zones and new S.P. anomalies.
1964	Chimo Gold Mines	Mapping, Mag, diamond drilling, 2 holes/?ft. Intersected barren iron formation.
1973	UMEX	EM survey on S. Copper zone, negative results.
1980-83	Lynx Canada	Mag, VLF-EM, mapping, compilation.
1980-83	(Lynx-Spartan-Americ J.V.)	Stripping, humus geochem (test lines), diamond drilling 25 holes/6489 ft, Mainly focussed on Main Gold Zone.

1983-85	Venpar Resources Inc.

Stripping, channel sampling, bulk sampling of Main Gold Zone.  Extracted 553 tons which averaged 1.415 oz Au/ton (diluted) .17 oz Ag/ton, and .15% Cu.  700 lb test sample of vein material averaged 1.415 oz Au/ton (5 labs).  Vein exposed for over 550 ft strike-length.  Systematic channel sampling yields grades of > 0.40 oz Au/ton across widths of 20-30 inches over 370 ft length.

1985-87	Ramardo/Red Lake Sun Valley Resources	Mag, VLF-EM surveys, I.P. surveys (both gradient and dipole-dipole arrays), trenching, mapping, diamond drilling 7 holes/1800ft in South and North Gold Zones.
1987-88	Mines Vauquelin Ltee (5 claims)

Detailed mapping, Mag, I.P. surveys (dipole-dipole, x=25m, N=1 to 4) Diamond drilling (1987 12 holes/5639 ft) on iron formation, Main Gold Zone and New Copper Zone 1988 2 holes/630 ft.  Significant Copper values intersected in New Copper Zone of up to 1.32% Cu over 10.3m.

1987	Cambior	Aerodat airborne Mag-EM survey (Regional survey which covered north part of Denain Property).
1989-90	Ramardo/Red Lake	Additional diamond drilling.
1989-90	Sun Valley	Details unknown, work not filed.
1992	Venpar Resources Ltd	Evaluation Report by Yves Buro for Geotest Corporation.

Venpar carried out a second program from 1985 to 1987 involving ground geophysical surveys, trenching and drilling, but no new gold mineralization was found.  Meanwhile, in 1987-88 Les mines Vauquelin Ltee carried out an integrated program on their five claim block involving detailed mapping, mag, I.P. surveys and drilling, again with a focus on the gold potential.  The iron formation horizon was tested for potential “Chimo-style” mineralization within the Main Zone, where one hole from 1981 had intersected 7.75 g/t Au over 2.1m, but no further ore-grade values were intersected.  The “New” Copper Zone was also tested as an auriferous shear zone target with only low-grade gold values obtained but very significant copper values of up to 1.32% Cu over 10.3m.  All 7 holes testing this occurrence have intersected anomalous copper averaging better than 0.3% Cu over widths of several metres.  None of the holes tested below depths of 100m and they zone remains open and unevaluated as a pure VMS prospect.

The only other significant historical work documented in the assessment files for the Denain property is an airborne geophysical survey (Aerodat) carried out by Cambior in 1987 over a broad area which included the Northwestern part of Denain Township.  Several conductors were detected within the felsic volcanic sequence covered by the Denain property, which do not appear to have been explained including one situated near the Main Gold Zone.  Regional INPUT surveys conducted by the Quebec government in the 1970’s and 1980 do not extend far enough south to cover the Denain Township.

Some additional drilling was apparently carried out on the Venpar property in early 1990, but this work was never filed with the government and the results are presently unavailable to the writer.

Recent Work

Avalon Ventures optioned the property on June 30 1995 and proceeded with the following exploratory work:

October to November 1995 – Geophysical survey and geological mapping/prospecting

Electromagnetic (HEM and Pulse-EM) surveys conducted by Val-d’Or Geophysics. In total 15.1 line-km of HEM and 20.1 line-km of Pulse-EM surveys were completed. The surveys were designed to locate anomalies potentially caused by sulphide-rich zones as favourable hosts for base metal deposits. As part of their conclusions, Val d’Or geophysics states that the EM surveys executed on the Denain property detected one weak to moderate and a few weak HEM conductors, whereas no definite conductors were outlined by the Deepem and in-hole surveys. The presence of stringer to semi-massive mineralization on the property and the absence of corresponding strong EM response reveal the poor conductivity of this type of mineralization.

Geological mapping and prospecting program of the entire Denain property was also conducted in parallel to the geophysical surveys. The work was supervised by Robert J. Tremblay on behalf of Avalon Ventures and was particularly aimed at studying the geological environment in a broad area encompassing copper and gold showings.  It was concluded that further exploration work was required on the property, with a particular interest on the Main Gold Zone. Old drilling data needed be compiled and surveyed when possible in order to construct a longitudinal section of the Main Zone.

A surface grab sample taken on line 2+06E, 1+76N corresponding to the North Gold Zone also yielded an assay value of 13.79 g/t Au from a surface outcrop. No follow up work was recommended however on the North Gold Zone.

April 1996 – Surface diamond drilling program

The drilling program consisted of 595 meters in five surface BQ sized diamond drill holes. The objective of the program was to drill test the New Copper (Leclerc) showing with one drill hole, the Main Gold Zone with 2 drill holes, and geophysical anomalies with 2 drill holes. The only favourable results came from the Main Gold Zone drilling.

Hole AVL-4-96 intersected gold bearing mineralization in a quartz rich sheared zone corresponding to the Main Gold Zone which yielded an assay value of 15.29 g/t Au over a core length of 0.35m with recorded free gold. Hole AVL-5-96 also intersected the Main Zone which returned an assay of 1.98 g/t Au over a core length of 0.60 m. It was strongly recommended by Robert J. Tremblay to proceed with further exploratory work consisting of surface stripping and diamond drilling on the North and Main Gold Zones.

May to September 1996 – Trench Mapping and Drill hole compilation program

From May to September 1996, Avalon Ventures completed a follow-up work program consisting of additional line cutting, a search for all past drill collars, a drill hole compilation, magnetometer and VLF-EM surveys, and a detailed geological mapping of of the Main Gold Zone showing area. The objective was to confirm and compile all of the available data on the Main Gold Zone showing, to re-interpret the structural and geological controls of the gold mineralization and to generate new drilling targets. Recommendations included a diamond drilling program to test the horizontal and vertical extents along with grade continuity of the Main Gold Zone.

November to December 1996 – Surface diamond drilling

During the fall of 1996, Avalon Ventures completed a follow-up program on the Main Gold Zone which consisted of 16 NQ sized diamond drill holes for a total of 1408 meters.

The Main Gold Zone was traced by drilling over a strike length of 125 meters and to a depth of 50 meters. Positive results were obtained from the drilling campaign which successfully intersected the mineralized zone. A high grade section was intersected between lines 1+25E and 1+75E which yielded 10.3 g/t Au over 0.7m (true width) and 31.10 g/t Au over 1.1 m. The following table illustrates the better results obtained:

Drill Hole	Interval Start	Interval End	Interval Length	Au g/t	Cu %
AVL-6-1996 Average	38.10m 38.45m 38.10m	38.45m 39.85m 39.85m	0.35m 1.10m 1.75m	12.13 1.15 3.30	4.30 0.09 0.90
AVL-7-1996 Average	65.45m 66.00m 65.45m	66.00m 67.00m 67.00m	0.55m 1.00m 1.55m	23.55 0.23 8.50	1.36 0.52 0.80
AVL-8-1996 Average	32.63m 33.33m 33.83m 32.63m	33.33m 33.83m 34.33m 34.33m	0.70m 0.50m 0.50m 1.70m	20.40 68.20 8.98 31.10	2.20 1.22 2.60 2.02
AVL-9-1996	69.00m	69.30m	0.30m	0.21	0.80
AVL-10-1996 Average	33.50m 33.86m 33.50m	33.86m 34.36m 34.36m	0.36m 0.50m 0.86m	1.89 48.60 29.00	0.10 1.16 0.70
AVL-11-1996	64.50m	65.50m	1.00m	0.95	0.20
AVL-12-1196	28.88m	29.93m	1.05m	10.29	0.90
AVL-13-1996	63.60m	64.20m	0.60m	6.10	0.20
AVL-14-1996	67.06	67.51m	0.45m	1.81	0.10
AVL-15-1996	22.55m 61.54m	22.90m 63.09m	0.45m 1.55m	0.76 0.72	0.20 0.20
AVL-19-1996	30.48m 71.70m	32.03m 73.15m	1.55m 1.45m	1.14 0.70
AVL-21-1996	22.89m	24.39m	1.50m	1.02

No further exploration work was conducted by Avalon and the Denain property. The falling gold prices at the time influenced Avalon to drop the option and not to pursue further work on the property which subsequently reverted back to the initial vendor, Leo Audet. On July 11th 2003, Rocmec purchased 100% of the Denain property interests from Leo Audet in exchange for 400 000 shares of the company.

WORK CONDUCTED BY ROCMEC

Following the acquisition of the Denain project, Rocmec immediately proceeded with the following exploration work:

2004

•

Complete digital compilation of all geological and drilling data on the property

•

Importation of all diamond drilling data into the Gemcom software, preparation of a complete set of updated geological cross sections, and subsequent mineral resource estimate.

•

Surface drilling of 6 twenty shallow definition drill holes (20 m each) on the Main Gold Zone( RMB-03-01 to 06) to obtain precise information of the true dip of the mineralized zone and 3 exploration holes on the North Zone (RMB-03-07 to 09).

•

The NQ sized drill core was not assayed since the mineralized samples were to be used for metallurgical test work.

•

Metallurgical test work was completed by Edmond St-Jean ing. (Report is appended at the back of this technical report).

•

•

Surface excavation work to completely expose the Main Zone.

•

Drilling of pilot holes on the Main Zone to prepare for thermal fragmentation extraction work.

Rocmec’s plan was to proceed with the surface excavation of a 4000 ton bulk sample using their exclusive Thermal Fragmentation extraction method. Although the surface extraction program of the mineralized zone was completed, the results of this work were never published. In all, Rocmec’s test work resulted in the extraction of 2200 tons of combined ore and waste to expose the Main Zone, followed by the extraction of 273 tons of mineralized material using thermal fragmentation which yielded an average grade of 14.5 g/t Au.

2005 SURFACE DIAMOND DRILLING PROGRAM

From April to July 2005 Rocmec completed a seven hole, 1 110 meter surface diamond drilling campaign. The program was designed to verify the grade and continuity of the Main Zone at a vertical depth of 100 meters

While there are many good intersections from shallow surface drilling on this zone, there was very little geological information below the vertical depth of 50 meters.

Even though the Main zone has been exposed on surface for nearly 200 meters, the surface drilling conducted by Rocmec only intersected the zone in two of six holes (RMB-05-10 and 11) and  thus failed to intersect gold mineralization at depth. The seventh hole (RMB-05-16) was designed to test a subparallel gold lens south of the Main Zone.

The lower than expected assay results could be related to the fact that the hole intersected the given structures outside the limits of a possible plunge of gold mineralization since the Main Zone yielded strong near surface gold values vertically above the intersection.

Holes (EQ)	Easting (NAD 83)	Northing (NAD 83)	Easting (Local)	Northing (Local)	Bearing (°)	Dip (°)	Length (m)
RMB-05-10	343 438.85	5 316 295.47	100 E	20 S	180	-60	269.45
RMB-05-11	343 433.28	5 316 375.28	100 E	20 S	180	-75	213.35
RMB-05-12	343 485.94	5 316 338.86	150 E	60 S	180	-75	145.00
RMB-05-13	343 535.82	5 316 342.35	200 E	60 S	180	-65	150.00
RMB-05-14	343 461.00	5 316 337.13	125 E	60 S	180	-70	130.00
RMB-05-15	343 560.76	5 316 344.10	225 E	60 S	180	-65	130.30
RMB-05-16	343 494.31	5 316 219.16	150 E	180 S	180	-45	71.80
TOTAL	7 holes						1 109.90

DEPOSIT TYPES AND MINERALIZATION

GOLD MINERALIZATION

There are five known copper-gold showings on the Denain property.  These all occur within an area of approximately 800m x 800m on the south-central part of the property.  Three of these are dominantly gold occurrences (the North Gold Zone, Main Gold Zone and its west extension which consist of narrow dark grey smoky quartz veins typically containing from 5 to 20% combined pyrite and chalcopyrite but locally exceeding 50% and becoming essentially massive sulphide.  These veins were emplaced within fractures or late shears in the felsic volcanics developed parallel to the principal schistosity although some previous workers have interpreted the veins to represent a cherty exhalite horizon.

The Main Gold Zone has been the most extensively studied and has been traced on surface over a total cumulative strike length of 170 meters but may, in fact, be continuous over a length exceeding 400 m if the vein intersected in the northeast corner of the Vauquelin claims represents the same structure.  Where exposed on the Venpar property, the vein averages 0.75 m in width and has been traced by drilling to depths of 165 m.  Systematic channel sampling has consistently yielded grades exceeding 13.0 g/t Au, including a 40 m length averaging 13.95 g/t Au (uncut) across an average width of 0.75 m and a 70 m length which assayed (uncut) 17.04 g/t Au over a width of 0.53 m.  Furthermore, one 10 m length of the vein, described as massive sulphides, averaged 48.0 g/t Au across an average width of 0.55 m, demonstrating that there are some very high-grade sections in this vein.

The vein in the North Gold Zone appears to be very similar geologically to the Main Gold Zone, but has been much less explored.  The best reported assays from drill holes in this zone include values of 7.2 g/t Au over 4.5 m and 5.83 g/t Au over 1.5 m.

COPPER MINERALIZATION

The second style of mineralization on the Denain property consists of stringer chalcopyrite in chloritized rhyolites and occurs in two showings on the southern part of the property; the South Copper Zone and the “New” Copper showing on the former Mines Vauquelin claims.  This mineralization is believed to be syn-volcanic hydrothermal in origin and representative of a feeder pipe to a volcanic exhalative massive sulphide system.  Significant gold and silver values occur with the copper but previous workers have not analyzed the mineralized material for zinc.  The two showings appear to lie along the same mineralized horizon which has apparently not been explored as a base metal volcanogenic massive sulphide prospect.  Previous drilling has produced some impressive copper assays in both zones as summarized in the two tables below, along with anomalous associated gold and silver values.

South Copper Showing		New Copper Showing
Hole	Assay/Core Length	Hole	Assay/Core Length
1	1.40% Cu/5.0 m 1.40% Cu/2.3 m 2.80% Cu/1.8 m	81-1	0.50% Cu/6.1m 0.42% Cu/9.6m 1.40% Cu/3.4m
6	0.94% Cu/3.3 m 1.05% Cu/7.3 m	81-2 81-3	0.37% Cu/17.3m 1.32% Cu/10.3m
8	0.68% Cu/5.0 m	81-4	0.79% Cu/2.1m

The data from the South Copper Zone was reviewed in detail by SOQUEM in 1980 who calculated a near surface resource of 230,000 tons averaging 0.46% Cu and 0.145 oz AG/ton. This surface resource has not been reviewed by the author and should not be relied upon since it pre dates the implementation of National Instrument 43-101. Deeper drilling below the near surface holes apparently produced negative results. Insufficient drilling has been done in the New Copper showing to permit a resource calculation but the zone is definitely still open at depth as the deepest intersection (at less than 90m vertical depth) produced an average of 0.31% Cu over 11.0 m (Hole # 87-10).  None of the sulphide intersections in any of the old drill holes appears to have been analyzed for zinc.

The iron formation horizon on the southern and eastern parts of the property represents a third potential mineralized environment, as a similar iron formation bearing sedimentary horizon located 12 km along strike to the west, hosts the Chimo gold mine and a number of other significant gold occurrences.  However, the iron formation exposed on the Denain property appears to be mainly magnetite-bearing oxide facies rather than arsenopyrite-bearing sulfide-silicate facies with which the economically significant gold mineralization tends to be associated.  Limited drill-testing of the iron formations on the Vauquelin claims in 1987 produced no significant gold values.

Drilling

The historical portion of the report provides information on the exploration diamond drilling conducted on the property by past companies.

A complete database of combined historical and recent diamond drilling data on the Denain Property was created by MRB & Associates on behalf of Rocmec Mining and subsequently incorporated into the Gemcom software.

In all the Denain database contains 75 diamond drill holes for a total of 7 805 m.

Sampling and Data Verification

None of the assessment or geological reports used as references in the preparation of this technical report provides reviews of the sampling or analytical methods used. In addition, quality control methods and security procedures are not discussed. This lack of information is believed to be related to the limited assessment requirements of the time as opposed to the lack of completeness from the company.

Prior to the acquisition of the Denain property in July 2003, the author supervized the sampling of the exposed Main Zone on behalf of Rocmec Mining Inc. This sampling was done using a rock hammer and should be considered as selective grab sampling. Very high grades over narrow widths were obtained from both properties:

Denain 2003 Selective grab sample results of the Main Zone at surface which displayed an average width of 0.50 m:

Section

g/t Au

150 E

22.00

175 E

31.70

220 E

7.67

THE SAMPLES WERE COLLECTED BY YVAN GARON, WHO WAS PROJECT SUPERVISOR FOR ROCMEC. THE SAMPLES WERE ASSAYED AT THE BOURLAMAQUE LABORATORY FACILITY IN VAL-D’OR QC USING A STANDARD 30 GRAM FIRE ASSAY ANALYTICAL METHOD.

The Company wishes to warn readers that these high grade values are selective grab samples which are not representative of the overall grade of the deposits. These results are a mere indication that the narrow quartz veins sampled at surface contain sections which carry high grade gold values.

Mineral Processing and Metallurgical Testing

The most recent metallurgical test work on Denain ore samples was commissioned by Donald Brisebois, President of Rocmec Mining Inc, and subsequently completed in August 2003 by Edmond St-Jean ing. The test work consisted mainly in gravimetric tests and conclusions drawn from the test work were that grinding the ore samples down to 30 mesh was not enough for optimum gold recoveries and that more grinding would be required. A second report was also prepared by M. St-Jean dated June 2004, in which he concludes that direct cyanidation of the Denain ore would yield gold recoveries superior to 91%. M. St-Jean goes on to state that the flotation of the cyanide rejects could also increase gold recoveries. Both reports (in French) have been appended at the back of this technical report.

Mineral Resource and Mineral Reserve Estimates

The following definitions were applied in the re-classification of the Denain and Lac Rose mineral resource evaluations in order to comply with the Canadian Requirements for reports meeting the standards of the

Canadian Stock Exchanges under National Policy 43-101

Resource

Resource: means a deposit or concentration of a natural, solid, inorganic or fossilized organic substance, other than natural ground water, petroleum, natural gas, bitumen or related hydrocarbons, in such quantity and at such a grade or quality that extraction of the material at a profit is currently or potentially possible.  Resources are categorized as follows on basis of the degree of confidence in the estimate of quantity and grade of the deposit.

Inferred Resource

Inferred resource: means the estimated quantity and grade of a deposit, or a part thereof, that is determined on the basis of limited sampling, but for which there is sufficient geological information and a reasonable understanding of the continuity and distribution of metal values to outline a deposit of potential economic merit.

Indicated resource

Indicated resource: means the estimated quantity and grade of that part of a deposit for which the continuity of grade, together with the extent and shape, are so established that a reliable estimate of grade and tonnage can be made.

Measured resource

Measured resource: means the estimated quantity and grade of that part of a deposit for which the size, configuration and grade have been well established by observation and sampling of outcrops, drill holes, trenches and mine workings.

Reserve

Reserve: means that part of a resource which can be legally mined at a profit under specified economic conditions that are generally accepted by the mining industry as reasonable under current economic conditions, demonstrated by at least a preliminary feasibility study based on measured resources and indicated resources only. Reserves are categorized as follows on the basis of the degree of confidence in the estimate of the quantity and grade of the deposit.

Proven reserve

Proven reserve: means, for the part of a deposit which is being mined or developed or which is the subject of a mining plan, the estimated quantity and grade of that part of a measured resource for which the size, grade and distribution of values, together with technical and economic factors, are so well established that there is the highest degree of confidence in the estimate.

Probable reserve

Probable reserve: means the estimated quantity and grade of that part of a measured or indicated resource for which the economic viability has been demonstrated by adequate information on engineering, operating and economic factors, with sufficient accuracy to be used as a basis for decisions on further development and significant capital expenditures.

PARAMETERS USED IN THE DENAIN AND LAC ROSE STUDIES

The Mineral Resource estimate performed on the Denain project was done by using the polygonal method from a longitudinal section. Total volumes were estimated from polygons drawn in at ore grade intersections and linked together when possible. The proximity method was used to classify resources into the measured and indicated categories. The measured and indicated resources were calculated down to a vertical depth of 50 m. while the inferred resource extends down to a vertical depth of 200 m.

The general parameters used for the resource calculation are the following:

Density (specific gravity) =

2.90 tonnes per cubic meter

Minimum cut-off grade=

3.43 g/t Au

High Assay Cutting Value=

34.289 g/t Au

Minimum Mining Width=

0.10 m (using thermal fragmentation extraction method)

Internal Dilution=

none

Price of metals at time of report: Gold 586 $US

RESULTS OF THE STUDY

Resources were tabulated and classified in conformity with National Policy 43-101 standards. The mineral resources derived from this study stand at:

Zone	Cut Off (Au g/t)	Resource Category	Metric Tonnes	Au g/t	Oz Au
Main Gold Zone	3.50	Measured Resource	13 050	6.79	2 850
		Indicated Resource	39 150	5.34	6 720
		Sub-Total	52 200	5.70	9 570
		Inferred Resource	104 000	9.29	31 185

Interpretation and conclusion

We believe that the Denain property still holds excellent potential for the discovery of additional gold and copper mineralization.

GOLD MINERALIZATION

Even though the Main Zone can be followed for close to 200 meters on surface, the most recent surface drilling work has demonstrated that the Main Zone does not appear to continue vertically underneath the stripped area. A number of flat lying faults were observed to occur in the general area which was drilled and there could have been a north south displacement of the Main Zone. Furthermore, a junction of several fault structures could have created a plunge axis to the mineralization. Data manipulation of the Gemcom drill hole database should be done in an attempt to outline such plunge axis.

A geophysical IP anomaly, interpreted as being the western extension of the Main Zone has only been partially tested by 1981 surface drilling work, and should be further evaluated by incorporating the possible plunge of mineralization model generated in a Gemcom study.

COPPER MINERALIZATION

In light of the recent increase in copper prices (3.40 $Us/lb per lb at the time of this report), the South Copper Zone and the “New” Copper showing on the former Mines Vauquelin claims should be further evaluated. This copper mineralization is believed to be syn-volcanic hydrothermal in origin and representative of a feeder pipe to a volcanic exhalative massive sulphide system.  Significant gold and silver values occur with the copper but previous workers have not analyzed the mineralized material for zinc.  The two showings appear to lie along the same mineralized horizon which has apparently not been explored as a base metal volcanogenic massive sulphide prospect.  Previous drilling has produced some impressive copper assays in both zones as summarized in the two tables below, along with anomalous associated gold and silver values.

The data from the South Copper Zone was reviewed in detail by SOQUEM in 1980 who calculated a near surface resource of 230,000 tons averaging 0.46% Cu and 0.145 oz AG/ton. This surface resource has not been reviewed by the author and should not be relied upon since it pre dates the implementation of National Instrument 43-101.  Deeper drilling below the near surface holes apparently produced negative results.  Insufficient drilling has been done in the New Copper showing to permit a resource calculation but the zone is definitely still open at depth as the deepest intersection (at less than 90m vertical depth) produced an average of 0.31% Cu over 11.0 m (Hole # 87-10).  None of the sulphide intersections in any of the old drill holes appears to have been analyzed for zinc.

Finally, considering the fact that both gold and copper zones found on surface are closely associated with high sulfide content the property should be subjected to a thorough ground geophysical survey. Geophysical surveys have greatly evolved in the last few years and are now able to detect electromagnetic conductive bodies at great depths.

The Infinitem time domain electromagnetic method is capable of depths of investigation of more than 400 metres, regardless of overburden conditions. The author recommends that this type of survey be applied to the immediate area encompassing the two copper showings, the Main Zone and the North and South Zones.

The Infinitem time domain electromagnetic method is capable of depths of investigation of more than 400 metres, regardless of overburden conditions. The author recommends that this type of survey be applied to the immediate area encompassing the two copper showings, the Main Zone and the North and South Zones.

Geological Report

The services of MRB & Associates, a Val-d’Or based mining and exploration consulting group, was retained by Ressources Autanabi and Enviro-Tech Inc., to prepare an independent technical report on their recently acquired Denain mineral property located in Northwestern Quebec.

This report is based on a review of geological data and reports obtained from previous owners and also from government files data (Sigeom).  The author, has been working as a geological consultant in the Val-d’Or mining camp since August 1999, and has supervised all exploration activities conducted on the Denain property by the previous operator, Rocmec Mining Inc. The author has visited the property several times, the last visit dates back to July 2005.

Mr. Martin Bourgoin, P.Geo., a professional geologist, completed an evaluation of the Denain claims and prepared a geology report on the property.

Mr. Martin Bourgoin is a graduate of the University of New Brunswick, Fredericton, New Brunswick where he obtained a B.Sc. in Geology in 1985.  He is a graduate geologies with over twenty one years of experience in mining and exploration.  His career has steadily progressed with the completion of exploration and mining programs for gold, base metals, tin, tungsten, manganese, diamonds, and uranium.  This experience has been gained with several mining companies in various areas of Eastern and Central Canada, as well as in the Artic.  He is a geological consultant currently licensed by the Ordre des geologues du Quebec (License No. 479) and a member of the AEMQ and PDA.

Based on Mr. Bourgoin’s review, he recommends that we pursue the following exploration work on the Denain property:

MAIN ZONE

•

Surface diamond drilling of western extension of Main Zone (IP anomaly)

•

Surface diamond drilling to test steep westerly plunge of gold mineralization.

NORTH ZONE

•

Mechanical stripping work to better expose zone and carry out mapping and sampling program

•

Surface diamond drilling to test exposed zone at depth

COPPER ZONES

•

Completion of Infinitem ground geophysical survey over entire property

•

Surface diamond drilling of targets generated by geophysical survey

As recommended by Mr. Bourgoin’s technical report, we intend to commence the phase one program as soon as the funds can be raised under this prospectus.  This will also be dependent on the 85% interest owner in the property raising their portion of the funds required.

RECOMMENDATIONS

Based on the above-mentioned conclusions, it is recommended to pursue the following exploration work on the Denain property:

MAIN ZONE

•

Surface diamond drilling of western extension of Main Zone (IP anomaly)

•

Surface diamond drilling to test steep westerly plunge of gold mineralization.

NORTH ZONE

•

Mechanical stripping work to better expose zone and carry out mapping and sampling program

•

Surface diamond drilling to test exposed zone at depth

COPPER ZONES

•

Completion of Infinitem ground geophysical survey over entire property

•

Surface diamond drilling of targets generated by geophysical survey

BUDGET

Phase 1
Main Gold Zone
Surface diamond drilling of western extension of Main Zone (1500 meters @ $125/m – incl. technical support and assays)	$187,500

Surface diamond drilling to test steep westerly plunge (750 meters @ $125/m – incl. technical support and assays)	$93,750

Contingency (15%)	$40,000

Total:	$321,250 CDN

Phase 2
North gold zone
Mechanical Stripping work	$10,000

Technical support (mapping, sampling, assays)	$10,000

Follow up surface diamond drilling (500 m @ $125 per m)	$62,500

Contingency (15%)	$9,500

Total:	$92,000 CDN

Phase 3
copper zones

Infinitem survey: 10 kilometres at $ 1950/ kilometre	$19,500

Surface diamond drilling of anomalies: (2500 meters@ 125$/m – incl. technical support and assays)	$312,500

Contingency (15%)	$50,000

Total:	$382,000 CDN

Grand Total	$795,250

After the completion of the exploration program, we will have our consulting geologist prepare a report discussing the results and conclusions of the program Until we complete the program, we will not know what the next phase of exploration program will entail.  However we will need to raise additional financing to cover those costs through the sale of our common stock, although we currently do not have any specific financing arranged.  Subject to financing, we expect to commence a next phase of exploration on the Denain Property in the fall of 2007.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of Quebec specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

•

Water discharge will have to meet water standards;

•

Dust generation will have to be minimal or otherwise re-mediated;

•

Dumping of material on the surface will have to be re-contoured and re-vegetated;

•

An assessment of all material to be left on the surface will need to be environmentally benign;

•

Ground water will have to be monitored for any potential contaminants;

•

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

•

There will have to be an impact report of the work on the local fauna and flora.

We may have to seek Governmental approval for undertaking the program and there can be no assurance that those approvals will be granted.

Employees

We have no employees as of the date of this Prospectus.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Facilities

We do not own facilities of any kind.

We currently sublet office space from 9090-9417 Quebec Inc., a corporation which is a shareholder of the Company.  The space is fully furnished space of 160 sq. ft., with a  two year sub-lease expiring November 30, 2006, at gross rent of $1500.00 per month.  We do not presently have an option to renew the sublease on this rental space, however we are speaking with 9090-9417 Quebec Inc. to try to extend our sublease and we have an agreement to continue to rent the space on a monthly basis until such time as we can finalize negotiations.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  Enviro-Tech uses words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials on, Form 10-KSB.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB, and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

Our plan of operation, for the next twelve months is:

Subject to raising the required funds, in the second quarter of 2007 or sooner if weather and funding permits we intend to complete the recommended Phase 1 exploration program on the Denain claims consisting of a surface diamond drilling.  We anticipate that this exploration programs will cost approximately $43,266.  Based upon a successful Phase 1 program and subject to available funds, we expect to complete Phase 2 and Phase 3 exploration by the end of fiscal 2007.  To date, we have not commenced exploration on the Denain claims.   We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for the exploration program at this time.   We will try to retain Mr. Martin Bourgoin if at all possible due to his familiarity with the property.

After the completion of Phase 1 of the exploration program, we will have our consulting geologist prepare a report discussing the results and conclusions of the first phase of exploration.  We will also ask him to provide us with a recommendation to continue the exploration work on the Denain Property of Phase 2 and Phase 3, which will include a proposed budget.   We will need to raise additional financing to cover the costs of the next phases of the program through the sale of our common stock, although we currently do not have any specific financing arranged.

As well, we anticipate spending an additional $25,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.  We will pay these expenses from our current cash on hand and from funds raised under the Prospectus.

Unless we raise the funds under this Prospectus we will not have enough funds to cover these anticipated expenses for Phase 1,  and we will require additional funding in order to proceed with any additional recommended exploration on the Denain property following the completion of the Phase 1 program.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans.    We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through September 30, 2006

We have not earned any revenues from our incorporation on July 9, 2004 to September 30, 2006.  We do not anticipate earning revenues unless we enter into commercial production on the Denain property, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Denain property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $60,251 for the period from our inception on July 9, 2004 to September 30, 2006. These operating expenses were comprised of rent of $37,500, License and Permit fees of $1,780, including incorporation costs, professional fees of $20,375 and bank charges of $596.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Off Balance Sheet Arrangements

None.

Item 18. Description of Property

We have acquired a 15% interest in the Denain mineral property, which provide us with the right to explore for and extract minerals from the claim area.  We do not own any real property interest in the Denain property or any other property.

We do not have any investments or interests in any real estate.  Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Enviro-Tech currently has a sub-lease for office space in Montreal, Quebec, Canada. The terms of the sub-lease are as follows:

The space is fully furnished space of 160 sq. ft., with a  two year sub-lease expiring November 30, 2006, at gross rent of $1500.00 per month.

Item 19. Certain Relationships and Related Transactions

Other than the stock transactions discussed below, Enviro-Tech has not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of Enviro-Tech or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Ms. Andrea Elgueta and Mr. Richard St. Julien each entered into debt settlement agreements with the Company on August 2, 2004 and September 2, 2004 respectively for the settlement of debt totaling $3,875, by way of the issuance of a total of 3,875,000 common shares at a $0.001 per share.  Ms. Elgueta settled an outstanding debt in the amount of $1,000 and received 1,000,000 common shares of the Company.  Mr. St. Julien settled an outstanding debt in the amount of $2,875 and received 2,875,000 common shares of the Company.

9090-9417 Quebec Inc. a shareholder of the Company leases office space to the Company at $1500.00 per month.   The lease agreement expired on November 30, 2006 but is presently continuing on a month to month basis until such time as a new lease can be negotiated.

There are no promoters being used in relation to this offering, except for Enviro-Tech’s officers and directors who will be selling the securities offered by the Company and who may be deemed to be promoters under Rule 405 of Regulation C promulgated by the Securities and Exchange Commission under the Securities Act of 1933.  No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on behalf of our company.  We have not entered into any agreements that require disclosure to our shareholders.

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for our stock, and we have not applied to have Enviro-Tech’s common stock listed.  We intend to apply to have our common stock quoted on the OTC Bulletin Board.  There can be no assurance that we will be successful in getting our common stock quoted.  No trading symbol has yet been assigned.

Rules Governing Low-Price Stocks that May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system.  Upon the registration statement in which this Prospectus is included becoming effective, we will apply for quotation of our common stock on the OTC/BB.  Companies whose stock is quoted on the OTC/BB do not have any filing, reporting or listing requirements with the Nasdaq Stock Market, Inc. or the NASD.  Such companies are subject to the periodic reporting requirements of the SEC.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions.  Enviro-Tech’s common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks".  Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or “OTC/BB”. Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC/BB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC/BB, it is very likely that our stock will be considered a “penny stock”. In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Unless the transaction is otherwise exempt, the penny stock rules require broker-dealers, prior to a transaction in a penny stock by someone other than an established customer or an “accredited investor”,  to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock.  In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Generally, an individual is regarded as an “accredited investor” if he or she has a net worth in excess of $1 million or an annual income in excess of $200,000, or $300,000 together with his or her spouse.

Holders

As of the filing of this prospectus, we have eight (8) shareholders of record of Enviro-Tech common stock.

Rule 144 Shares

A total of 5,102,000 shares of the common stock are available for resale to the public as of the date of this Prospectus in accordance with the volume and manner of sales limitations of Rule 144 of the Act.

Rule 144 sales are subject to the following requirements and limitations:

1.

There must be current public information available regarding the issuer.

2.

There is a minimum holding period of one year before the Rule 144 is available.

3.

There is volume limitation is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of the company’s common stock then outstanding or the average weekly trading volume of Enviro-Tech common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

4.

There is a manner of sale limitation whereby shares may only be sold in normal brokerage transactions or to a market maker.

5.

The sellers must file a notice of sale on Form 144 contemporaneously with placing an order to sell.

Under Rule 144(k), a person who is not one of Enviro-Tech’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this Prospectus, persons who are Enviro-Tech affiliates hold 5,072,000 shares, which may be sold pursuant to Rule 144(e) as at the date of this Prospectus.

Dividends

As of the filing of this Prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of Enviro-Tech to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: Enviro-Tech would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Difficulty To Resell Enviro-Tech Stock, As The Company Has No Expectations To Pay Cash Dividends In The Near Future

The holders of our common stock are entitled to receive dividends when, and if, declared by the board of directors.  We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business.  To date, we have not paid cash dividends on our common stock.  This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Item 21. Executive Compensation

COMPENSATION

The following table sets forth the compensation paid to members of our management group for the last fiscal year.  No executive officer of Enviro-Tech earned a salary and bonus for such fiscal year in excess of USD$100,000.

	Annualized Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Securities Under Options to be Granted (#)	Long Term Incentive Plan Payouts	All other Compensation

Andrea Elgueta President & Director	2005	-	-	-	-	-

Andrea Elgueta(1) President & Director	2004	1,000	-	-	-	-

Richard St. Julien Secretary & Director	2005	-	-	-	-	-

(1)  This compensation was paid to Ms. Elgueta for management fees.

Compensation of Directors

No directors receive any form of compensation in their capacity as directors of Enviro-Tech.

Item 22. Financial Statements

The unaudited financial statements for the nine month periods ended September 30, 2006 and September 30, 2005  and the audited financial statements  for the fiscal years ended December 31, 2005  and December 31, 2004 of Enviro-Tech appear on pages F-1 through F-18:

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

Not applicable.

ENVIRO-TECH INC.

FINANCIAL STATEMENTS

AS OF THE FISCAL YEARS ENDED DECEMBER 31, 2005 AND 2004

with

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEX TO FINANCIAL STATEMENTS

ENVIRO-TECH INC.

with

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Page

Report of Independent Registered Public Accounting Firm	F-3

Financial Statements:

Balance Sheets	F-4

Statements of Operations	F-5

Statement of Stockholders’ Equity	F-6

Statements of Cash Flows	F-7

Notes to Financial Statements	F-8 to F-12

Child, Van Wagoner &

Bradshaw, PLLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Officers and Directors

Enviro-Tech Inc.

We have audited the accompanying balance sheet of Enviro-Tech Inc. ( a Nevada exploration stage company) as of December 31, 2005, and the related  statements of operations, stockholders’ equity, and cash flows for the  years ended December 31, 2005 and 2004, and for the period of July 9, 2004 (date of inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enviro-Tech Inc. as of December 31, 2005, and the results of its operations, stockholders’ equity and its cash flows for the years ended December 31, 2005 and 2004, and for the period of July 9, 2004 (date of inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has cash flow constraints, an accumulated deficit, and has suffered recurring losses from operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The  financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ Child, Van Wagoner & Bradshaw, PLLC

Certified Public Accountants

Salt Lake City, Utah

October 23, 2006

ENVIRO-TECH INC. (An Exploration Stage Company) Balance Sheets
	December 31,
	2005	2004
Current Assets
Cash	$932	$14,938
Prepaid expenses	12,000	30,000
Total Current Assets	12,932	44,938

Total Assets	$12,932	$44,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
	$0	$0
Total Current Liabilities	0	0

Stockholders’ Equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 5,102,000 issued as at December 31, 2005 and 2004	5,102	5,102
Additional paid in capital	50,898	50.898
Accumulated deficit	(43,068)	(11,062)
Total Stockholders’ Equity	12,932	44,938
Total Liabilities and Stockholders’ Equity	$12,932	$44,938

The accompanying notes are an integral part of these financial statements.

ENVIRO-TECH INC.

(An Exploration Stage Company)

Statements of Operations

	YEAR ENDED DECEMBER 31, 2005	YEAR ENDED DECEMBER 31, 2004	FROM INCEPTION (JULY 9, 2004) TO DECEMBER 31, 2005

REVENUE	$0	$0	$0

GROSS PROFIT	0	0	0

OPERATING EXPENSES
Rent	18,000	6,000	24,000
Licence and permits	855	925	1,780
Professional fees	13,000	3,875	16,875
Bank charges	151	262	413
NET LOSS FROM OPERATIONS	(32,006)	(11,062)	(43,068)

Net (Loss)	(32,006)	(11,062)	(43,068)

Net (Loss) Per Common Share Basic	(0.006)	(0.003)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES	5,102,000	4,007,800

The accompanying notes are an integral part of these consolidated financial statements.

ENVIRO-TECH INC.

(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FROM INCEPTION JULY 9, 2004 TO DECEMBER 31, 2005

	Common Stock
	Shares	Amount	Additional Paid in Capital	Deficit	Total
Balance at July 9, 2004 (Date of Inception)	-	$-	$-	$-	$-
Issuance of common stock to cancel debt at $0.001 per share on August 2, 2004	2,875,000	2,875	-	-	2,875
Issuance of common stock to cancel debt at $0.001 per share on September 2, 2004	2,125,000	2,125	-	-	2,125
Issuance of common stock for cash at $0.50 per share on September 2, 2004	30,000	30	14,970		15,000
Issuance of common stock to cancel debt at $0.50 per share on September 2, 2004	72,000	72	35,928		36,000
Net loss for the year	-	0	0	(11,062)	(11,062)
Balance at December 31, 2004	5,102,000	5,102	50,898	(11,062)	44,938
Net Loss for the year	-	0	0	(32,006))	(32,006)
Balance at December 31, 2005	5,102,000	$5,102	$50,898	$(43,068)	$12,932

The accompanying notes are an integral part of these financial statements.

ENVIRO-TECH INC.

(An Exploration Stage Company)

Statements of Cash Flows

Year Ended			FROM INCEPTION (JULY 9, 2004) TO DECEMBER 31, 2005
	December 31, 2005	December 31, 2004
OPERATING ACTIVITIES
Net income (loss) for the period	$(32,006)	$(11,062)	$(43,068)

Changes in operating assets:

Prepaid expenses	18,000	(30,000)	(12,000)

Net Cash flow required by operating activities	(14,006)	(41,062)	(55,068)

Financing Activities

Issuance of common stock	0	56,000	56,000

Net cash provided by financing activities	0	56,000	56,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(14,006)	14,938	932
Cash and cash equivalents at beginning of period	14,938	0	0

CASH & CASH EQUIVALENTS AT END OF PERIOD	$932	$14,938	$932

Supplemental disclosures of cash flow information Cash paid during period for
Interest	0	0	0
Income taxes	0	0	0

The accompanying notes are an integral part of these financial statements.

ENVIRO-TECH INC.

(An Exploration Stage Company)

Notes to the financial statements

DECEMBER 31, 2005

(EXPRESSED IN U.S. DOLLARS)

1.

Nature and Continuance of Operations

The Company was incorporated in the State of Nevada on July 9, 2004.  The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7.

These financial statements have been prepared on a going concern basis.  The Company has incurred losses since inception resulting in an accumulated deficit of $43,068 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management intends to address the going concern issue by funding future operations through the sale of equity capital and by director loans, if needed.

2.

 Summary of Significant Accounting Policies

       a)   Basis of Presentation

    The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in U.S. Dollars.  The Company’s fiscal year-end is December 31.

b)     Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

c)   Mineral Property Costs

        The Company has been in the exploration stage since its formation on July 9, 2004 and has not yet realized any revenues from its planned operations.  It is primarily engaged in the acquisition and exploration of mineral properties.  Mineral property acquisition and exploration costs are charged to operations as incurred.  When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

ENVIRO-TECH INC.

(AN EXPLORATION STAGE COMPANY)

Notes to the financial statements

DECEMBER 31, 2005

(EXPRESSED IN U.S. DOLLARS)

2.      Summary of Significant Accounting Policies (continued)

         d)   Financial Instruments

    The carrying value of cash and prepaid expenses approximates their fair value because of the short- term maturity of these instruments.  The Company’s operations are in Canada and virtually all of its assets are giving rise to significant exposure to market risks from changes in foreign currency rates.

        The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates.  Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

         e)   Concentration of Credit Risk

        Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash is deposited with a high quality credit institution.

f)

   Foreign Currency Translation

        The Company’s functional and reporting currency is the United States dollar.  Occasional transactions may occur in Canadian dollars and management has adopted SFAS No. 52 “Foreign Currency Translation”.  Monetary assets denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date.  Average monthly rates are used to translate revenues and expenses.  The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

g)

    Income Taxes

        Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  The Company has adopted SFAS No. 109 as of its inception.  Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in the financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses  carried forward in future years.

h)

Stock-based Compensation

In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” (“SFAS No. 148”), an amendment of Financial Accounting Standards No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”).  The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information.

ENVIRO-TECH INC.

(AN EXPLORATION STAGE COMPANY)

Notes to the financial statements

DECEMBER 31, 2005

(EXPRESSED IN U.S. DOLLARS)

2.      Summary of Significant Accounting Policies (continued)

h)    Stock-based Compensation (continued)

The Company has elected to account for stock options granted to employees and officers using the intrinsic value based method in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, (“APB No. 25”) and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above.  Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company’s stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period.  In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.  In accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.  To December 31, 2005 the Company has not granted any stock options.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18.  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation – An Interpretation of APB Opinion No. 25 (“FIN 44”), which provides guidance as to certain applications of APB 25.

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

i)

Comprehensive Loss

        SFAS No. 130 “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As at December 31, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

ENVIRO-TECH INC.

(AN EXPLORATION STAGE COMPANY)

Notes to the financial statements

DECEMBER 31, 2005

(EXPRESSED IN U.S. DOLLARS)

2.      Summary of Significant Accounting Policies (continued)

j)

Basic and Diluted Net Income (Loss) Per Share

        The Company computes net income (loss) per share in accordance with SFAS No. 128 “Earnings per Share”.  SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.  Basic EPS is computed by dividing net income (loss) available          to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

k)   Recent Accounting Pronouncements

        In December 2004, the FASB issued SFAS No. 123 (Revised 2004), “Share-Based Payment” (“SFAS  123 (R)”), which requires the compensation cost related to share-based payments, such as stock options and employee stock purchase plans, be recognized in the financial statements based on the grant-date fair value of the award.  SFAS 123 (R) is effective for all interim periods beginning after December 15, 2005.  Management is currently evaluating the impact which the adoption of this standard will have on the Company’s financial conditions or results of operations, should the Company grant stock options in the future.

        In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets”, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (“SFAS 153”). SFAS 153 requires that exchanges of non-monetary assets are to be measured based on fair value and eliminates the exemption for exchanges of non-monetary, similar productive assets, and adds an exemption for non-monetary exchanges that do not have commercial substance. SFAS 153 is effective for fiscal periods beginning after June 15, 2005.  Management does not believe that the adoption of this standard will have a material impact on the Company’s financial condition or results of operations.

ENVIRO-TECH INC.

(AN EXPLORATION STAGE COMPANY)

Notes to the financial statements

DECEMBER 31, 2005

(EXPRESSED IN U.S. DOLLARS)

3.      Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  The Company has incurred a net operating loss of $43,068, which expires in 2019.  Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward.  Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at December 31, 2005, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

December 31, 2005
$

Net Operating Loss	43,068
Statutory Tax Rate	35%
Effective Tax Rate	---
Deferred Tax Asset	15,074
Valuation Allowance	(15,074)

Net Deferred Tax Asset	---

4.

Stockholders’ Equity

The Company is authorized to issue 100 million shares of common stock at a par value of $0.001 and had 5,102,000 shares of common stock issued and outstanding as of December 31, 2005.

5.      Subsequent  Events

The Company entered into an Acquisition Agreement with Denain Property for the acquisition of 15% of a mining property in exchange for 25,000 common shares and a cash payment of $1,000.  The agreement was completed on August 4, 2006.

On August 4, 2006 the Company raised a total of $10,000.00 at $0.01 per share.  The Company issued 1,000,000 shares on August 4, 2006.

ENVIRO-TECH INC.

FINANCIAL STATEMENTS

(UNAUDITED)

AS OF SEPTEMBER 30, 2006

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-QSB and Rule 10-01 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  All such adjustments are of a normal recurring nature.  Operating results for the nine month period ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

Page

Unaudited Financial Statements

Balance Sheet	F-15

Statements of Operations	F-16

Statements of Cash Flows	F-17

Notes to Unaudited Financial Statements	F-18

ENVIRO-TECH INC.

(An Exploration Stage Company)

Interim Balance Sheet
Unaudited

	September 30, 2006

ASSETS
Current	$

Cash		8,749

Total Current Assets		8,749

Investment		1,025

TOTAL ASSETS		$9,774

LIABILITIES
Current
Accounts payable		$4,000

TOTAL CURRENT LIABILITIES		4,000

STOCKHOLDERS’ EQUITY

Common Stock $0.001 par value, authorized 100,000,000 shares Issued and outstanding 6,127,000 shares as at September 30, 2006		6,127
Additional paid-in capital		59,898
Deficit		(60,251)
TOTAL STOCKHOLDERS’ EQUITY		5,774

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$9,774

The accompanying notes are an integral part of these unaudited financial statements.

ENVIRO-TECH INC.

(An Exploration Stage Company)

Interim Statements of Operations

Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		From Inception (July 9, 2004 to) September 30, 2006
	2006	2005	2006	2005

Revenues	$0	$0	$0	$0	0

Operating Expenses

Rent	$4,500	$4,500	$13,500	$13,500	$37,500
Licence and permits	0	620	0	855	1,780
Professional fees	0	5,000	3,500	5,000	20,375
Bank charges	92	(53)	183	107	596
	$4,592	$10,067	$17,183	$19,462	$60,251

Net Income (Loss)	$(4,592)	$(10,067)	$(17,183)	$(19,462)	$(60,251)
Net income (loss) per share	$(0.001)	$(0.002)	$(.003)	$(0.004)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,737,054	5,102,000	5,316,011	5,102,000

The accompanying notes are an integral part of these unaudited financial statements.

ENVIRO-TECH INC.

(An Exploration Stage Company)

Interim Statements of Cash Flows

Unaudited

	Three months ended September 30, 2006 (Unaudited)	Three months ended September 30, 2005 (Unaudited)	Nine months ended September 30, 2006 (Unaudited)	Nine months ended September 30, 2005 (Unaudited)	From Inception (July 9, 2004 to) September 30, 2006 (Unaudited)
Cash flow from (used in)
Operating Activities
Net income (loss) for the period	$ (4,592)	$ (10,067)	$ (17,183)	$ (19,462)	$ (60,251)

Changes in operating assets:
Prepaid expenses	3,000	4,500	12,000	13,500	0
Accounts payable	500	0	4,000	0	4,000
Net cash used in operating activities	(1,092)	(5,567)	(1,183)	(5,962)	(56,251)
Investing activities
Investment	(1,000)	0	0	0	(1,000)
Net cash used in investing activities	(1,000)	0	0	0	(1,000)
Cash flow from (used in) financing activities
Issuance of common stock	10,000	0	10,000	0	66,000
Net cash provided by financing activity	10,000	0	10,000	0	66,000

Cash Increase (Decrease)	7,908	(5,567)	7,817	(5,962)	8,749

Cash, beginning of period	841	14,543	932	14,938	0

Cash, End of period	8,749	8,976	8,749	8,976	8,749

SUPPLEMENTAL INFORMATION
Stock issued for investment	25	0	25	0	25

The accompanying notes are an integral part of these unaudited financial statements.

ENVIRO-TECH INC.

(An Exploration Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2006

Note 1- Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with Securities and Exchange Commission requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The financial statements should be read in conjunction with the financial statements for the year ended December 31, 2005 of Enviro-Tech Inc. (the "Company").

The interim financial statements present the balance sheet, statements of operations, and cash flows of Enviro-Tech, Inc  The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The interim financial information is unaudited.  In the opinion of management, all adjustments necessary to present fairly the financial position as of September 30, 2006 and the results of operations, and cash flows presented herein have been included in the financial statements. All such adjustments are of a normal and recurring nature.  Interim results are not necessarily indicative of results of operations for the full year.

Note 2 – Subsequent Events

On October 13, 2006 the Company accepted subscriptions for $5,000 and issued a total of 500,000 shares of common stock.

 [OUTSIDE BACK COVER PAGE OF PROSPECTUS]

Dealer Prospectus Delivery Requirements

Until ninety (90) days from the effective date of this registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Company’s bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify the directors to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Item 25. Other Expenses of Issuance and Distribution

We have, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Document Preparation	$10,000
Attorney’s Fees	7,000
Audit Fees	5,000
SEC Registration and Blue Sky Registration	100
Printing Costs and Miscellaneous Expenses	900
Transfer Agent Fees	2,000
Total	$25,000

Item 26. Recent Sales of Unregistered Securities

We completed an exchange of 2,875,000 shares of our common stock at a price of $0.001 per share on August 2, 2004 by way of an agreement to issue shares for debt.  The total consideration was $2,875.  These shares were issued pursuant to Regulation S of the Securities Act.

We completed an exchange of 30,000 shares of our common stock at a price of $0.50 per share to one purchaser on August 2, 2004 by way of conversion of a convertible promissory note.  The total consideration was $15,000.  These shares were issued pursuant to Regulation S of the Securities Act.

We completed an exchange of 2,125,000 shares of our common stock at a price of $0.001 per share on September 2, 2004 to two purchasers by way of an agreement to issue shares for debt.  The total consideration was $2,125.  These shares were issued pursuant to Regulation S of the Securities Act.

We sold 72,000 shares of our common stock at a price of $0.50 per share on September 5, 2004 to one purchaser by way of an agreement to issue shares for debt.  The total consideration was $35,500.  These shares were issued pursuant to Regulation S of the Securities Act.

We completed an exchange of 25,000 shares of our common stock at a deemed price of $0.001 per share on August 4, 2006 to one purchaser pursuant to an acquisition agreement.  The total deemed consideration was $250.  These shares were issued pursuant to Regulation S of the Securities Act.

We sold 800,000 shares of our common stock at a price of $0.01 per share to three purchasers on August 4, 2006.  The total consideration was $8,000.  These shares were issued pursuant to Regulation S.

We sold 500,000 shares of our common stock at a price of $0.01 per share to one purchaser on October 13, 2006.   The total consideration was $5,000.  These shares were issued pursuant to Regulation S.

This chart details the names of the purchasers, the dates of the purchase and the number of shares subscribed for pursuant to Regulation S of the Securities Act:

Name of Subscriber	Date Subscribed	Number of Shares
Richard St. Julien	August 2, 2004	2,875,000
Gisele Dorval	August 2, 2004	30,000
9090-9417 Quebec Inc.	September 2, 2004	1,125,000
Andrea Elgueta	September 2, 2004	1,000,000
9090-9417 Quebec Inc.	September 5, 2004	72,000
Grandcru Resources Corp	August 4, 2006	25,000
Adventure Holding Corp	August 4, 2006	800,000
Marvin Koch	October 13, 2006	500,000
Total		6,427,000

The shares listed in the table above shown as having been sold under the Regulation S exemption were sold in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933. The offer and sale to the purchasers was made in an offshore transaction as defined by Rule 902(h). No directed selling efforts were made in the U.S. as defined in Rule 902(c). The offer and sale to the purchasers was not made to a U.S. person or for the account or benefit of a U.S. person. The following conditions were present in the offer and sale: a) The purchaser of the securities certified that it is not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person; b) The purchaser has agreed to resell the securities only in compliance with Regulation S pursuant to a registration under the Securities Act, or pursuant to an applicable exemption from registration; and has agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act; c) The purchaser has acknowledged and agreed with the Company that the Company shall refuse registration of any transfer of the securities unless made in accordance with Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an applicable exemption from registration, and; d) The purchaser has represented that it is acquiring the shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the shares in violation of the United States federal securities laws. Neither the Company nor any person acting on its behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

On August 4, 2006 we  sold 200,000 restricted shares of our common stock at a price of $0.01 per share to one purchaser for  total consideration of $2,000.  These shares were issued without registration under the Securities Act as amended, in reliance on § 4(2) thereof which exempts transactions by an issuer not involving any public offering.  Our reliance on that exemption was based on our belief that (a) there was no public offering or general solicitation with respect to the offering; (b) the investor was provided with accurate financial, business and other information requested with respect to our company; (c) the purchaser had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (d) the investor acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that the shares are restricted and can only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

This chart details the name of the purchaser, the date of the purchase and the number of shares:

Name of Subscriber	Date Subscribed	Number of Shares
Ultimate Real Estate Development Corp	August 4, 2006	200,000

Item 27. Exhibits

Number	Description
3.1	Articles of Incorporation	Filed herewith
3.2	Bylaws	Filed herewith
5	Legality opinion	Filed herewith
10.1	Acquisition Agreement between the Company and Grand Cru Resources Inc.	Filed herewith
10.2	Geological Report on the Denain Property	Filed herewith
10.3	Sublease Agreement between the Company and 9090-9417 Quebec Inc. dated September 1, 2004.	Filed herewith
10.4	Debt Settlement Agreement between the Company and 9090-9417 Quebec Inc. dated September 5, 2004.	Filed herewith
10.5	Debt Settlement Agreement between the Company and 9090-9417 Quebec Inc. dated September 2, 2004.	Filed herewith
10.6	Debt Settlement Agreement between the Company and Richard St. Julien dated August 2, 2004.	Filed herewith
10.7	Debt Settlement Agreement between the Company and Andrea Elgueta dated September 2, 2004.	Filed herewith
23.1	Consent of attorney	Included in Exhibit 5
23.2	Consent of independent auditor	Filed herewith

Item 28. Undertakings

Enviro-Tech hereby undertakes the following:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)  To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or together, represent a fundamental change in the information set forth in this registration statement; and

(c)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the end of the offering.

(3)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)   If the registrant is relying on Rule 430B (§230.430B of this chapter):

(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)   If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For determining liability of Enviro-Tech under the Securities Act to any purchaser in the initial distribution of the securities, Enviro-Tech undertakes that in a primary offering of securities of Enviro-Tech pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, Enviro-Tech will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of Enviro-Tech relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of Enviro-Tech or used or referred to by Enviro-Tech;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about Enviro-Tech or its securities provided by or on behalf of Enviro-Tech; and

(iv) Any other communication that is an offer in the offering made by Enviro-Tech to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Enviro-Tech has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Enviro-Tech will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Enviro-Tech will be governed by the final adjudication of such issue.

(7) For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(8) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on December 8, 2006.

ENVIRO-TECH INC.

By:    /s/ Andrea Elgueta

December 8, 2006

Name:  Andrea Elgueta

Title:    President, Principal Executive Officer, Principal Financial Officer,

Treasurer and Member of the Board of Directors

By:    /s/ Richard St. Julien

Richard St. Julien

December 8, 2006

Secretary and Member of

the Board of Directors